BENHAM CALIFORNIA TAX-FREE MONEY MARKET FUND

                           AVERAGE ANNUAL TOTAL RETURN
                                 AUGUST 31, 1995



[GRAPHIC OMITTED]


P       =  A hypothetical initial payment of $1,000.

ERV     =  Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N       =  Number of years.

T       =  Average annual total return.



                                P             ERV             N           T
Calculation:                ----------     -----------    ----------   --------

    One Year                 $1,000.00       $1,033.10     1.000000      3.31%

    Five Years               $1,000.00       $1,156.46     5.000000      2.95%

    Ten Years                $1,000.00       $1,453.00    10.000000      3.81%

    Date Of Inception*       $1,000.00       $1,584.00    11.8164        3.97%


    TR = Total return for period.  TR = (ERV/P) -1                      58.40%


*Date Of Inception:  November 9, 1983         11/9/83     30629
                                             08/31/95     34942

                   BENHAM CALIFORNIA MUNICIPAL HIGH-YIELD FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                 AUGUST 31, 1995



[GRAPHIC OMITTED]


P       =  A hypothetical initial payment of $1,000.

ERV     =  Ending  redeemable value of a hypothetical  $1,000 payment made at the beginning of the period.

N       =  Number of years.

T       =  Average annual total return.



                                        P          ERV          N          T
Calculation:                       ----------   ---------    --------   --------

    One Year                       $1,000.00    $1,070.90    1.000000     7.09%

    Five Years                     $1,000.00    $1,483.00    5.000000     8.20%

    Ten Years

    Date Of Inception*             $1,000.00    $1,671.00    8.673973     6.10%


   TR = Total return for period.  TR = (ERV/P) -1                        67.10%


*Date Of Inception:  December 30, 1986       12/30/86      31776
                                             08/31/95      34942


2
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                  BENHAM CALIFORNIA TAX-FREE INTERMEDIATE FUND
                           Average Annual Total Return
                                 AUGUST 31, 1995



[GRAPHIC OMITTED]


P       =   A hypothetical initial payment of $1,000.

ERV     =   Ending  redeemable value of a hypothetical  $1,000 payment made at the beginning of the period.

N       =   Number of years.

T       =   Average annual total return.




                                       P           ERV          N          T
Calculation:                       ---------    ---------    --------   --------

    One Year                       $1,000.00    $1,070.90    1.000000     7.09%

    Five Years                     $1,000.00    $1,432.00    5.000000     7.45%

    Ten Years                      $1,000.00    $2,010.00   10.000000     7.23%

    Date Of Inception*             $1,000.00    $1,831.00    8.816400     7.10%


    TR = Total return for period.  TR = (ERV/P) -1                       83.10%


*Date Of Inception:  November 9, 1983


3
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                    BENHAM CALIFORNIA TAX-FREE LONG-TERM FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                 AUGUST 31, 1995



[GRAPHIC OMITTED]


P       =   A hypothetical initial payment of $1,000.

ERV     =   Ending  redeemable value of a hypothetical  $1,000 payment made at the beginning of the period.

N       =   Number of years.

T       =   Average annual total return.


                                       P           ERV          N          T
Calculation:                       ---------    ---------    --------  ---------

    One Year                       $1,000.00    $1,072.10    1.000000    7.21%

    Five Years                     $1,000.00    $1,506.00    5.000000    8.53%

    Ten Years                      $1,000.00    $2,225.00   10.000000    8.33%

    Date Of Inception*             $1,000.00    $2,627.00   11.816438    8.52%


    TR = Total return for period.  TR = (ERV/P) -1                     162.70%


*Date Of Inception:  November 9, 1983


4
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                     BENHAM CALIFORNIA TAX-FREE INSURED FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                 AUGUST 31, 1995


[GRAPHIC OMITTED]


P       =   A hypothetical initial payment of $1,000.

ERV     =   Ending  redeemable value of a hypothetical  $1,000 payment made at the beginning of the period.

N       =   Number of years.

T       =   Average annual total return.


                                       P           ERV         N           T
Calculation:                       ---------    ---------   --------   ---------

    One Year                       $1,000.00    $1,080.90   1.000000      8.09%

    Five Years                     $1,000.00    $1,510.00   5.000000      8.59%

    Ten Years

    Date Of Inception*             $1,000.00    $1,746.00   8.673973      6.64%


TR = Total return for period.  TR = (ERV/P) -1                           74.60%

                                              12/30/86           31776
                                              08/31/95           34942

*Date Of Inception:  December 30, 1986

                  BENHAM CALIFORNIA MUNICIPAL MONEY MARKET FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                 AUGUST 31, 1995



[GRAPHIC OMITTED]


P       =   A hypothetical initial payment of $1,000.

ERV     =   Ending  redeemable value of a hypothetical  $1,000 payment made at the beginning of the period.

N       =   Number of years.

T       =   Average annual total return.


                                       P          ERV           N          T
Calculation:                       ---------   ---------    --------   ---------

    One Year                       $1,000.00   $1,033.50    1.000000      3.35%

    Five Years

    Ten Years


Date Of Inception*                 $1,000.00   $1,152.50    4.668493      3.09%


    TR = Total return for period.  TR = (ERV/P) -1                       15.25%


                                            12/31/90           33238
                                            08/31/95           34942

*Date Of Inception:  December 31, 1990

                   BENHAM CALIFORNIA TAX-FREE SHORT-TERM FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                 AUGUST 31, 1995



[GRAPHIC OMITTED]


P       =   A hypothetical initial payment of $1,000.

ERV     =   Ending  redeemable value of a hypothetical  $1,000 payment made at the beginning of the period.

N       =   Number of years.

T       =   Average annual total return.


                                       P          ERV          N           T
Calculation:                       ---------   ---------   ---------   ---------

    One Year                       $1,000.00   $1,053.30   1.000000      5.33%

    Five Years

    Ten Years

    Date Of Inception*             $1,000.00   $1,164.50   3.249315      4.80%


TR = Total return for period.  TR = (ERV/P) -1                          16.45%


*Date Of Inception:  June 1, 1992

                  BENHAM CALIFORNIA TAX-FREE INTERMEDIATE FUND
                               YIELD CALCULATION
                                AUGUST 31, 1995


[GRAPHIC OMITTED]


A  =  Investment income earned during the period.

B  =  Expenses accrued for the period (net of reimbursements).

C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D  =  The per share price on the last day of the period.



Calculation:

     A =      $ 1,786,259.39

     B =      $   162,453.80

     C =      $37,531,070.42

     D =      $        11.05

     Yield =  4.74%

8
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                  BENHAM CALIFORNIA TAX-FREE LONG-TERM FUND
                               YIELD CALCULATION
                                AUGUST 31, 1995


[GRAPHIC OMITTED]


A  =  Investment income earned during the period.

B  =  Expenses accrued for the period (net of reimbursements).

C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D  =  The per share price on the last day of the period.



Calculation:

     A =      $ 1,332,195.33

     B =      $   102,515.54

     C =      $24,191,218.744

     D =      $        10.89

     Yield =  5.67%

                  BENHAM CALIFORNIA MUNICIPAL HIGH-YIELD FUND
                               YIELD CALCULATION
                                AUGUST 31, 1995


[GRAPHIC OMITTED]


A  =  Investment income earned during the period.

B  =  Expenses accrued for the period (net of reimbursements).

C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D  =  The per share price on the last day of the period.



Calculation:

     A =      $   655,325.47

     B =      $    48,525.63

     C =      $12,632,332.875

     D =      $         9.07

     Yield =  6.44%

10
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                  BENHAM CALIFORNIA TAX-FREE INSURED FUND
                               YIELD CALCULATION
                                AUGUST 31, 1995


[GRAPHIC OMITTED]


A  =  Investment income earned during the period.

B  =  Expenses accrued for the period (net of reimbursements).

C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D  =  The per share price on the last day of the period.



Calculation:

     A =      $   863,815.45

     B =      $    69,876.38

     C =      $17,892,502.193

     D =      $         9.85

     Yield =  5.47%

                  BENHAM CALIFORNIA TAX-FREE SHORT-TERM FUND
                               YIELD CALCULATION
                                AUGUST 31, 1995


[GRAPHIC OMITTED]


A  =  Investment income earned during the period.

B  =  Expenses accrued for the period (net of reimbursements).

C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D  =  The per share price on the last day of the period.



Calculation:

     A =      $   386,019.94

     B =      $    47,716.03

     C =      $10,152,295.979

     D =      $        10.23

     Yield =  3.94%


12
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                  BENHAM CALIFORNIA TAX-FREE MONEY MARKET FUND
                               YIELD CALCULATION
                                AUGUST 31, 1995


[GRAPHIC OMITTED]


7 Day Yield = 3.20%

7 Day Effective Yield = 3.25%






                 BENHAM CALIFORNIA MUNICIPAL MONEY MARKET FUND
                               YIELD CALCULATION
                                AUGUST 31, 1995


[GRAPHIC OMITTED]


7 Day Yield = 3.29%

7 Day Effective Yield = 3.34%